Exhibit 10.1


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                              SEPARATION AGREEMENT




                                     between




                          SKYTERRA COMMUNICATIONS, INC.




                                       and




                           HUGHES COMMUNICATIONS, INC.







                          Dated as of December 30, 2005





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




                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                    ARTICLE I

                            DOCUMENTS AND ITEMS TO BE
                         DELIVERED ON THE EFFECTIVE DATE

Section 1.1       Documents to be Delivered by SkyTerra........................1
Section 1.2       Documents to be Delivered by Divco...........................2

                                   ARTICLE II

                            ASSIGNMENT AND ASSUMPTION

Section 2.1       Assignment of SkyTerra Assets................................2
Section 2.2       Assumption of SkyTerra Liabilities...........................2

                                   ARTICLE III

                                  EXCLUDED CASH

Section 3.1       Permitted Uses of Excluded Cash..............................3

                                   ARTICLE IV

                                   FACILITIES

Section 4.1       Facilities Occupancy and Services............................3
Section 4.2       Compensation.................................................4
Section 4.3       Billing and Payment Terms....................................4
Section 4.4       Interruption of Services.....................................4
Section 4.5       Means of Providing the Other Office Services.................4

                                    ARTICLE V

                 COSTS AND EXPENSES RELATED TO THE DISTRIBUTION


Section 5.1       Allocation of Costs and Expenses.............................5

                                   ARTICLE VI

                          MUTUAL OBLIGATIONS; COVENANTS

Section 6.1       Further Assurances...........................................5
Section 6.2       Legal Actions................................................6
Section 6.3       Public Announcements.........................................6
Section 6.4       Amounts Received.............................................6

                                   ARTICLE VII

                                   TAX MATTERS

Section 7.1       Tax Sharing Agreement........................................6

                                  ARTICLE VIII

             ACCESS TO INFORMATION, PERSONNEL AND HISTORICAL RECORDS

Section 8.1       Information and Personnel Shared Historical Records..........6
Section 8.2       Access to Information........................................7
Section 8.3       Litigation Cooperation.......................................7
Section 8.4       Attorney Client Privilege....................................7

                                   ARTICLE IX

                                 CONFIDENTIALITY

Section 9.1       Confidential Information.....................................7
Section 9.2       Exceptions...................................................8
Section 9.3       Additional Responsibilities..................................8

                                    ARTICLE X

                     DISCLAIMER AND LIMITATION OF LIABILITY

Section 10.1      No Representation or Warranty................................8
Section 10.2      Limitation of Liability......................................9

                                   ARTICLE XI

               BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

Section 11.1      General Cross Indemnification................................9
Section 11.2      Registration Statement Indemnification......................10
Section 11.3      Contribution................................................10
Section 11.4      Procedure...................................................11
Section 11.5      Other Matters...............................................11
Section 11.6      Treatment of Indemnity Payments.............................12

                                   ARTICLE XII

                                   TERMINATION

Section 12.1      Termination.................................................12
Section 12.2      Survival....................................................13

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1      Force Majeure...............................................13
Section 13.2      Assignment..................................................13
Section 13.3      Relationship of the Parties.................................13
Section 13.4      Governing Law and Submission to Exclusive Jurisdiction......13
Section 13.5      Entire Agreement............................................14
Section 13.6      Notices.....................................................14
Section 13.7      Negotiation and Mediation...................................15
Section 13.8      Conflicting Provisions......................................16
Section 13.9      Severability................................................16
Section 13.10     Interpretation..............................................16
Section 13.11     Counterparts................................................16
Section 13.12     Further Cooperation.........................................16
Section 13.13     Amendment and Waiver........................................17
Section 13.14     Duly Authorized Signatories.................................17
Section 13.15     Waiver of Trial By Jury.....................................17
Section 13.16     Specific Performance........................................17
Section 13.17     Descriptive Headings........................................17
Section 13.18     No Third Party Beneficiaries................................17
Section 13.19     Binding Nature of Agreement.................................17
Section 13.20     Certain Definitions.........................................17

Schedule I        -        Assets
Schedule II       -        Excluded Assets
Schedule III      -        Excluded Cash
Schedule IV       -        Schedule IV Assets
Schedule V        -        Excluded Liabilities
Exhibit A         -        Tax Sharing Agreement
Exhibit B         -        Form of Assignment and Assumption Agreement
Exhibit C         -        Form of Contribution Agreement
Exhibit D         -        Form of Certificate of Secretary of SkyTerra
Exhibit E         -        Form of Certificate of Secretary of Divco

         SEPARATION AGREEMENT (this "Agreement"), dated as of December 30, 2005, by and between SkyTerra Communications, Inc., a Delaware corporation ("SkyTerra"), and Hughes Communications, Inc., a Delaware corporation ("Divco"). Each of SkyTerra and Divco is sometimes referred to herein as a "Party" and collectively, as the "Parties."


                             W I T N E S S E T H:
                             - - - - - - - - - -


         WHEREAS, SkyTerra is the owner of all of the issued and outstanding capital stock, consisting of one (1) share of common stock, par value $0.001 per share (the "Common Stock"), of Divco immediately prior to the date hereof.


         NOW, THEREFORE, in contemplation of Divco ceasing to be owned by SkyTerra and the covenants and agreements set forth herein, the Parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                            DOCUMENTS AND ITEMS TO BE
                         DELIVERED ON THE EFFECTIVE DATE

         Section 1.1 Documents to be Delivered by SkyTerra. On the Effective Date, SkyTerra will deliver to Divco each of the following items and agreements:

                  (a) A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit A (the "Tax Sharing Agreement");

                  (b) A duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement");

                  (c) A duly executed Contribution Agreement substantially in the form attached hereto as Exhibit C (the "Contribution Agreement");

                  (d) Such deeds, bills of sale, contribution agreements, endorsements, consents, assignments (including, without limitation, trademark, trade name, patent and domain name assignments), stock certificates executed in blank and such other instruments of transfer, conveyance, assignment, substitution and confirmation (the "Conveyance Documents") as either Party shall deem reasonably necessary or appropriate (i) to vest in Divco good and valid title in and to the Assets (other than the Schedule IV Assets, to the extent described herein), free and clear of all liens and (ii) to have Divco fully and unconditionally assume and discharge the Assumed Liabilities and to relieve SkyTerra of any liability or obligation with respect thereto; and

                  (e) A certificate of the Secretary of SkyTerra, substantially in the form attached to this Agreement as Exhibit D.

         Section 1.2 Documents to be Delivered by Divco. On the Effective Date, Divco will deliver to SkyTerra each of the following items and agreements:

                  (a) In each case where Divco is a party to any agreement or instrument referred to in Section 1.1, a duly executed counterpart of such agreement or instrument; and

                  (b) A certificate of the Secretary of Divco, substantially in the form attached to this Agreement as Exhibit E.

                                   ARTICLE II

                            ASSIGNMENT AND ASSUMPTION

         Section 2.1 Assignment of SkyTerra Assets.

                  (a) On the Effective Date, SkyTerra shall assign, transfer, convey and deliver to Divco, and Divco shall accept and take from SkyTerra, all of SkyTerra's right, title and interest in and to the Assets.

                  (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an assignment, or an agreement to assign, any Assets described on Schedule IV hereto (the "Schedule IV Assets") or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party having rights in respect thereof, would constitute a breach or other contravention of any agreement in favor of such third party or in any way adversely affect the rights of SkyTerra or Divco. SkyTerra will use its reasonable efforts (but without any requirement to commence any legal proceeding), which efforts shall be at the sole cost and expense of Divco, and Divco will actively assist SkyTerra, to obtain the consent of any such third parties to the assignment of any such Asset (including any Schedule IV Asset, except those Schedule IV Assets listed in Part B of Schedule IV, with regard to which the Parties agree no such consent shall be sought) or claim or right or any benefit arising thereunder for the assignment thereof to Divco. If consent is not obtained with respect to any Schedule IV Asset, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of SkyTerra thereunder so that Divco would not in fact receive all such rights, SkyTerra and Divco will cooperate in a mutually agreeable arrangement under which Divco would, as between SkyTerra and Divco, obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including, without limitation, subcontracting, sub-licensing, or subleasing to Divco, or under which SkyTerra would enforce for the benefit of Divco, with Divco assuming SkyTerra's obligations, any and all rights of SkyTerra against a third party thereto, and any amount received by SkyTerra in respect thereof shall be held for and promptly paid over to Divco; provided, that Divco shall reimburse SkyTerra for all reasonable and documented costs and expenses borne by SkyTerra under any such arrangement.

         Section 2.2 Assumption of SkyTerra Liabilities.

                  (a) (x) On the Effective Date, Divco shall assume any and all liabilities (fixed or contingent) of SkyTerra, other than Excluded Liabilities, that encumber or are otherwise attributable to the Assets, including those related to the Schedule IV Assets, and (y) upon a Change of Control, Divco shall assume any and all other liabilities of SkyTerra (fixed or contingent) that arose following the Effective Date, other than the Excluded Liabilities (the liabilities described in clauses (i) and (ii) are referred to herein as the "Assumed Liabilities"), provided, that:

                           (i) SkyTerra shall use its commercially reasonable efforts, at Divco's sole cost and expense, to make insurance, indemnification or reimbursement claims relating to any applicable Assumed Liability. SkyTerra shall remit to Divco any insurance proceeds, indemnification payments or similar reimbursement payments received by SkyTerra in respect of any Assumed Liability; provided, that Divco shall reimburse SkyTerra for all reasonable and documented costs and expenses borne by SkyTerra in obtaining and remitting such insurance proceeds, indemnification payments or similar reimbursement payments; and

                           (ii) SkyTerra shall not, and shall not permit any other member of the SkyTerra Group to, enter into any contract, agreement, commitment or arrangement, or take any action, with respect to any Asset or Assumed Liability that is intended or would reasonably be expected to be adverse to Divco or otherwise result in any obligation of Divco pursuant to the terms set forth in ARTICLE XI.

                                   ARTICLE III

                                  EXCLUDED CASH

         Section 3.1 Uses of Cash. Upon a Change of Control, SkyTerra shall remit to Divco all Excluded Cash, net of any amounts that have been dispensed by SkyTerra; provided that SkyTerra and Divco shall treat any payments of Excluded Cash by SkyTerra to Divco made pursuant to this Section 3.1 as occurring immediately prior to the Distribution.

                                   ARTICLE IV

                                   FACILITIES

         Section 4.1 Facilities Occupancy and Services.

                  (a) SkyTerra hereby grants to Divco a license to use the Shared Facilities (the "Facilities License"), commencing on January 1, 2006 and continuing until a Change of Control (the "License Term"), provided, that the use of the Shared Facilities by Divco pursuant to the Facilities License shall be limited in all material respects to the operation of Divco substantially in the manner the businesses of SkyTerra and Divco were conducted by SkyTerra during the three-month period prior to the Effective Date.

                  (b) For the duration of the License Term, Divco shall be entitled to utilize and operate the Furniture and Equipment substantially as such Furniture and Equipment was used in the operation of the Divco and SkyTerra as conducted during the three-month period prior to the Effective Date. Without the consent of SkyTerra, Divco shall not remove any item of Furniture or Equipment from the Shared Facilities. Divco and SkyTerra shall each use its commercially reasonable efforts to keep the Shared Facilities and the Furniture and Equipment in substantially the same condition as the Shared Facilities and the Furniture and Equipment were in prior to the Effective Date, ordinary wear and tear excepted.

                  (c) For the duration of the License Term, SkyTerra shall provide Divco such general office and building support services ("Other Office Services") substantially as were used to support the operation of SkyTerra and Divco during the three-month period prior to Effective Date.

         Section 4.2 Compensation. As consideration for the Facility License, Divco shall pay SkyTerra, in accordance with Section 4.3, an amount equal to $7,500 per month in connection with the Facilities License and Other Office Services (the "Facilities Payables") during the License Term.

         Section 4.3 Billing and Payment Terms. On the first of each month during the License Term Divco shall pay SkyTerra, on a monthly basis, the Facilities Payables relating to the License Term. Amounts not paid within 15 days of such date in accordance with this Section 4.3(a) shall accumulate interest at the rate of 6 percent per annum or the maximum lawful rate, whichever is less (such rate being referred to herein as the "Interest Rate"). Upon the termination of Facilities License, SkyTerra will invoice Divco for Facilities Payables incurred or other applicable charges since the last invoice in accordance with the terms and conditions set forth herein.

         Section 4.4 Interruption of Services.

                  (a) Except as otherwise provided herein, SkyTerra will use its commercially reasonable efforts to provide uninterrupted access to and usage of the Shared Facilities and deliver the Other Office Services through the License Term. In the event, however, that Divco is wholly or partially prevented from using the Shared Facilities or if access to or use of the Shared Facilities is interrupted or suspended, in either case by reason of any force majeure event set forth in Section 13.1, or SkyTerra shall deem it reasonably necessary to suspend access to or usage of the Shared Facilities or delivery of any of the Other Office Services hereunder for purposes of maintenance, repair or replacement of equipment parts or structures, SkyTerra shall not be obligated to deliver such access, usage or services during such periods, provided, that
SkyTerra: (i) has given, whenever possible, written notice of the interruption in accordance with Section 13.6 within a reasonable period of time, explaining the reason, purpose and likely duration thereof; and (ii) uses commercially reasonable efforts to minimize the duration and impact of the interruption.

         Section 4.5 Means of Providing the Other Office Services. With respect to the Other Office Services to be provided hereunder, SkyTerra shall determine the means and resources used to provide such Other Office Services in accordance with its prudent business judgment.

                                   ARTICLE V

                 COSTS AND EXPENSES RELATED TO THE DISTRIBUTION

         Section 5.1 Allocation of Costs and Expenses. Divco shall pay for all fees, costs and expenses directly related to (i) the Distribution, including, but not limited to, any and all fees, costs and expenses related to (a) the preparation and negotiation of this Agreement and of all of the documentation related to the Distribution, (b) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Distribution, (c) Divco's organizational documents,
(d) the preparation, printing and filing of any Registration Statement, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (e) the preparation, printing and distribution of each of the prospectuses for the Distribution and (f) the preparation, prior to the Closing Date, of the documentation related to implementing Divco's employee benefit plans, retirement plans and equity-based plans as a result of the Distribution. In the event that SkyTerra voluntarily pays any of the above fees prior to a Change in Control, SkyTerra shall not be entitled to reimbursement from Divco.

                                   ARTICLE VI

                          MUTUAL OBLIGATIONS; COVENANTS

         Section 6.1 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by this Agreement. At the request of Divco, and without further consideration, SkyTerra will execute and deliver to Divco such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Divco may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Divco and confirm Divco's title to all of the Assets, to put the Divco Group in actual possession and operating control thereof and to permit the Divco Group to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of SkyTerra and without further consideration, Divco will execute and deliver to SkyTerra all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as SkyTerra may reasonably deem necessary or desirable in order to have Divco fully and unconditionally assume and discharge the Assumed Liabilities and to relieve the SkyTerra Group of any liability or obligation with respect thereto and evidence the same to third parties. Furthermore, each Party, at the request of the other Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Distribution and transactions contemplated hereby.

                  (b) The Parties shall cooperate with one another in determining whether any action by, or in respect of, or filing with, and governmental agency is required in connection with the Distribution and this Agreement, and in taking such action or making any such filings and furnishing information required in connection therewith.

         Section 6.2 Legal Actions. (a) Within five Business Days of either Party becoming a party to, or threatened with, or otherwise receives notice of, any legal or regulatory proceeding or investigation (including inquiries or complaints from any federal agency, state attorney general's office, from a legislator on behalf of a constituent or from any Better Business Bureau or similar organization) (in each case, a "Proceeding") arising out of or in connection with this Agreement or the Distribution, it is agreed that such Party will promptly provide written notification of such event to the other Party and, to the extent reasonably requested or appropriate, the other Party will cooperate with such Party to defend, settle, compromise or otherwise resolve such Proceeding.

                  (b) No Party shall have the authority to institute, prosecute or maintain any Proceeding on behalf of the other Party without the prior written consent of the other Party.

                  (c) This Section 6.2 shall not apply to the extent provided otherwise by the provisions of Article XI.

         Section 6.3 Public Announcements. Neither SkyTerra nor Divco shall issue a press release or other public announcement making reference to the other Party, the other Party's products or the Services provided hereunder, other than in the Registration Statement or Prospectus or otherwise required by law, unless such Party has received the written approval of the other Party with respect to the proposed text of such press release or announcement, which approval shall not be unreasonably withheld or delayed, and neither Party shall make or publish any statement that is, or may be reasonably considered to be, disparaging of the other Party or its affiliates, directors, employees, products or services.

         Section 6.4 Amounts Received. Within five Business Days of either Party receiving payments from third parties due to the other Party, such party shall remit such amounts to the Party entitled such payment, provided, that SkyTerra shall remit to Divco all amounts due to SkyTerra or Divco prior to the Distribution Date that are received by SkyTerra on or after the Distribution Date.

                                   ARTICLE VII

                                   TAX MATTERS

         Section 7.1 Tax Sharing Agreement. Notwithstanding anything to the contrary in this Agreement, all matters relating to taxes shall be governed exclusively by the Tax Sharing Agreement.

                                  ARTICLE VIII

             ACCESS TO INFORMATION, PERSONNEL AND HISTORICAL RECORDS

         Section 8.1 Information and Personnel Shared Historical Records. Within 30 days of the Distribution Date, SkyTerra shall deliver to Divco, at Divco's sole cost and expense, copies of all historical records, including but not limited to, the books, records, and such other records, files, information and/or data, or portions thereof (the "Records"), related primarily to the business of the Divco Group; provided, however, that the Parties shall have no obligation to provide such records in the event that the provision of such records is prohibited by applicable law. The provision of any Records shall not be deemed a waiver of any Privilege and the parties shall use reasonable efforts to maintain and protect such Privileges with reasonable prior notice and in consultation with the other parties.

         Section 8.2 Access to Information. Subject to the confidentiality provisions set forth in Article IX below and any other restrictions contained in this Agreement:

                  (a) SkyTerra and Divco shall provide, upon written request, any information within such Party's possession that the requesting Party reasonably needs (i) to comply with requirements imposed on the requesting Party by a governmental authority; (ii) for use by such requesting Party in any proceeding or to satisfy audit, accounting or similar requirements; or (iii) to comply with such requesting Party's obligations under this Agreement or any other agreement executed by SkyTerra and Divco in connection with this Agreement or the Distribution.

                  (b) SkyTerra and Divco shall provide, upon written request, all financial and other data and information that the requesting Party determines is necessary and advisable in the preparation of its financial statements and any reports or filings with any governmental agency.

         Section 8.3 Litigation Cooperation. The Parties agree to the extent reasonably necessary to cooperate and consult in the defense and settlement of any threatened or filed third-party action, claim or dispute which jointly involves the SkyTerra Group or the Divco Group ("Third Party Action") which primarily relates to matters, actions, events or occurrences taking place prior to any Change of Control. In addition, both SkyTerra and Divco will use their reasonable best efforts to provide assistance to the other Party with respect to any Third Party Action, and to make available to the other Party directors, officers, other employees and agents of such assisting Party as witnesses in legal, administrative or other proceedings. The Party providing information, consulting or witness services under this Section 8.3 shall be entitled to reimbursement from the other Party for reasonable and documented expenses. This
Section 8.3 shall not apply to the extent provided otherwise by the provisions of Article XI.

         Section 8.4 Attorney Client Privilege. Neither SkyTerra nor Divco will be required to provide any information pursuant to this Agreement if the provision of such information would serve as a waiver of any Privilege afforded such information.

                                   ARTICLE IX

                                 CONFIDENTIALITY

         Section 9.1 Confidential Information. For purposes of this Agreement, "Confidential Information" means any information disclosed by a Party (the "Providing Party") to the other Party (the "Receiving Party") pursuant to this Agreement relating to the business, finances, technology or operations of the Providing Party. The Receiving Party will (a) treat as confidential all Confidential Information of the Providing Party, (b) not use such Confidential Information except to exercise its rights and perform its obligations under this Agreement, and (c) not disclose such Confidential Information to any third party. Each Party will use at least the same degree of care (and not less than a reasonable degree of care) it uses to prevent the disclosure of its own confidential information of like importance, to prevent the disclosure of the Providing Party's Confidential Information including the execution of confidentiality agreements with its employees and consultants having access to such Confidential Information. Each Receiving Party will promptly notify the Providing Party of any actual or suspected misuse or unauthorized disclosure of the Providing Party's Confidential Information.

         Section 9.2 Exceptions. Confidential Information excludes information that: (a) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the Receiving Party; (b) becomes known to the Receiving Party through lawful means, at the time of disclosure, and was acquired by such Receiving Party after the Effective Date as demonstrated by the Receiving Party; (c) was independently developed by the Receiving Party without any use of the Confidential Information; or (d) becomes known to the Receiving Party, without restriction, from a source other than the Providing Party; provided that such information was provided (i) under the circumstances of disclosure that the Receiving Party does not have a duty of non-disclosure owed to such third party, (ii) to the Receiving Party's knowledge, the disclosing party's disclosure is not violative of a duty of non-disclosure owed to another, including the Receiving Party, and (iii) the disclosure by the third party is not otherwise unlawful. In the event that the Receiving Party, or any of its representatives, becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Providing Party's Confidential Information, the Receiving Party shall provide prompt prior written notice of such requirement and cooperate with the Providing Party to obtain a protective order or similar remedy to cause the Providing Party's Confidential Information not to be disclosed, including interposing all available objections thereto. In the event that such protective order or other similar remedy is not obtained, the Receiving Party shall furnish only that portion of the Providing Party's Confidential Information that has been legally compelled and shall exercise reasonable best efforts to obtain assurance that "highly confidential" treatment will be accorded such Confidential Information.

         Section 9.3 Additional Responsibilities. Each Party will inform its employees, agents and consultants having access to Confidential Information of the other Party of the confidentiality provisions hereof, and will diligently enforce such provisions, and will be responsible for actions of such employees, agents and consultants in this respect.

                                   ARTICLE X

                     DISCLAIMER AND LIMITATION OF LIABILITY

         Section 10.1 No Representation or Warranty. SkyTerra does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                  (a) its title or rights in and to, or the value of, any asset or thing of value transferred, or to be transferred, to Divco or the amount or potential liability with respect to any Assumed Liability; provided, that after the Effective Date, SkyTerra shall not challenge Divco's title or right in and to or the value of any asset or thing of value transferred to Divco pursuant to this Agreement; or

                  (b) the absence of defenses or freedom from counterclaims with respect to any Assumed Liability.

         Section 10.2 Limitation of Liability. IN NO EVENT SHALL ANY OFFICER, DIRECTOR OR STOCKHOLDER OF EITHER PARTY, OR A PARTY ITSELF, BE LIABLE TO ANY OTHER OFFICER, DIRECTOR OR STOCKHOLDER OF EITHER PARTY, OR THE OTHER PARTY ITSELF, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ANY ASSUMED LIABILITIES TO THE EXTENT SUCH ASSUMED LIABILITIES INCLUDE ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS.

                                   ARTICLE XI

               BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

         Section 11.1 General Cross Indemnification. (a) SkyTerra shall indemnify and hold harmless each member of the Divco Group and each of the officers, directors, employees and agents of each member of the Divco Group against any and all costs and expenses arising out of claims (including, without limitation, reasonable attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "Losses"), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "Actions"), based on, arising out of, pertaining to or in connection with (i) any breach by SkyTerra of this Agreement or any other agreement between any member of the Divco Group on the one hand and any member of the SkyTerra Group on the other hand, (ii) the failure to honor any of the Excluded Liabilities, or (iii) the ownership or the operation of the assets or properties of MSV or TerreStar, or the operation or conduct of the business of, including contracts entered into by, MSV or TerreStar, whether before, on or after the date hereof.

                  (b) Divco shall indemnify and hold harmless each member of the SkyTerra Group and each of the officers, directors, employees and agents of each member of the SkyTerra Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with (i) any activities, action or inaction on the part of any member of the Divco Group or any of their officers, directors, employees, affiliates acting as such (other than a member of the SkyTerra Group acting as such), fiduciaries or agents, (ii) any breach by Divco of this Agreement or by any member of the Divco Group of any other agreement between any member of the Divco Group on the one hand and any member of the SkyTerra Group on the other hand, (iii) the failure to honor any Assumed Liabilities, (iv) the ownership or the operation of the Assets, and the operation or conduct of the business of, including contracts entered into by, the Divco Group, whether before, on or after the Distribution Date, (v) any guaranty, keepwell or financial condition maintenance agreement of or by SkyTerra provided to any person with respect to any actual or contingent obligation of any member of the Divco Group or (vi) any violations under the Securities Act or Exchange Act that arise out of or relate to the business of SkyTerra, provided, that any claim pursuant to this clause (vi) is initiated prior to a Change of Control, or within such reasonable and finite period following a Change of Control as Divco and SkyTerra shall mutually agree in writing, and provided, further, that in no case shall indemnification under this clause (vi) include claims, (A) arising out of information furnished to SkyTerra by MSV or TerreStar or on behalf of MSV or TerreStar and (B) for which SkyTerra has expressly agreed to indemnify Divco.

                  (c) The indemnities contained in Sections 11.1(a) and (b) shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

         Section 11.2 Registration Statement Indemnification. (a) Divco shall indemnify and hold harmless each member of the SkyTerra Group and each of the officers, directors, employees and agents of each member of the SkyTerra Group (collectively, the "Registration Indemnitees") from and against any and all Losses arising out of or based upon any Offering Document, including any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) information relating to MSV or TerreStar furnished in writing to Divco by or on behalf of such MSV or TerreStar or (ii) financial information, if any, provided by or on behalf of MSV or TerreStar in writing to Divco.

                  (b) SkyTerra shall indemnify and hold harmless each member of the Divco Group and each of the officers, directors, employees and agents of each member of the Divco Group, to the same extent as the foregoing indemnity from Divco to each Registration Indemnitee, but only with respect to (i) information relating to MSV or TerreStar furnished in writing to Divco by or on behalf of MSV or TerreStar and (ii) financial information, if any, provided by MSV or TerreStar in writing to Divco. If any Action shall be brought against Divco, any of its directors, officers, employees or agents based on any Offering Document and in respect of which indemnity may be sought against SkyTerra pursuant to this paragraph (b), SkyTerra shall have the rights and duties given to Divco by Section 11.4 hereof (except that if Divco shall have assumed the defense thereof SkyTerra shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at SkyTerra's expense), and Divco, its directors, officers, employees and agents shall have the rights and duties given to such Registration Indemnitee by Section 11.4 hereof.

         Section 11.3 Contribution. (a) If the indemnification provided for in this Article XI is unavailable to an indemnified party under Section 11.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Divco on the one hand and the applicable Registration Indemnitee on the other in connection with the statements or omissions that resulted in such Losses. The relative fault of Divco on the one hand and the applicable Registration Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Divco on the one hand or by such Registration Indemnitee on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 11.4 Procedure. If any Action shall be brought against a Registration Indemnitee or any other person entitled to indemnification pursuant to this Article XI (collectively with the Registration Indemnitees, the "Indemnitees") in respect of which indemnity may be sought against Divco or SkyTerra, as applicable (the applicable party referred to herein as the "Indemnifying Party"), such Indemnitee shall promptly notify the Indemnifying Party, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and the Indemnifying Party and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that the Indemnifying Party shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. the Indemnifying Party shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, the Indemnifying Party shall indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

         Section 11.5 Other Matters. (a) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

                  (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article XI shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article XI shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, Divco, its directors, officers, employees or agents and (ii) any termination of this Agreement.

                  (c) The Parties shall, and shall cause their respective subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article XI are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

                  (d) Divco shall reimburse SkyTerra and its subsidiaries for all costs associated with subpoenas for discovery, including e-discovery, in connection with any suit, proceeding or investigation against Divco and any of its subsidiaries.

         Section 11.6 Treatment of Indemnity Payments. SkyTerra and Divco shall treat any payments made by an Indemnifying Party pursuant to this Article XI as occurring immediately prior to the Distribution.

                                   ARTICLE XII

                                   TERMINATION

         Section 12.1 Termination. (a) Each Facility License and any Other Office Service or Services provided hereunder may be terminated (x) by mutual written agreement of the Parties, (y) by the Party providing such License or Other Office Service or Services upon written notice to the other Party if performance has been rendered impossible or impracticable by reason of the occurrence of any of the events described in Section 13.1 or (z) by either Party upon written notice to the other Party if:

                           (i) the other Party fails to adequately perform in any material respect any of its obligations under this Agreement or otherwise breaches a material obligation under this Agreement (the "Defaulting Party") and such failure to perform or breach of an obligation is not cured within 30 days of the date on which written notice is received by the Defaulting Party setting forth in reasonable detail the manner in which the Defaulting Party failed to perform its obligations hereunder; or

                           (ii) the other Party makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings.

Any termination notice delivered by either Party shall specify the effective date of termination and, where applicable, in detail the Other Office Service or Services to be terminated.

         Section 12.2 Survival. Expiration or termination of this Agreement or any part hereof for any reason shall not terminate the other obligations of the Parties hereunder, which shall survive any such termination. Subject to the foregoing, expiration or termination of this Agreement or any part hereof for any reason shall not terminate either Party's obligations and rights arising out of any willful misconduct or gross negligence of the other Party occurring prior to such termination or expiration, including the obligation to pay any money owed hereunder up to or as a result of the termination of this Agreement or any part hereof.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Force Majeure. Neither Party shall be responsible for the delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, storms, floods, earthquake, explosion, wars, acts of terrorism, riots, rebellions, insurrections, blockages, strike or labor disruption, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such Party, and the time for performance by such Party shall be extended by the period of such delay. Notwithstanding the foregoing, in no event shall Divco be relieved of its payment obligations to SkyTerra with regard to the Assumed Liabilities or for prior access or use of the Shared Facilities or Other Office Services delivered.

         Section 13.2 Assignment. Except as otherwise provided in this Agreement, including but not limited to a Change of Control, neither this Agreement nor any of the rights, interests or obligations of any Party hereto under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the Parties without the prior written consent of the other Party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Other than the indemnities under Articles XI, nothing in this Agreement shall be construed to grant any person or entity not a Party any rights or powers whatsoever, and except as provided in Section 13.18, no person or entity shall be a third party beneficiary of this Agreement. Nothing in this Section 13.2 affects the ability of either Party to terminate the Agreement or any part hereof in accordance with the provisions of herein.

         Section 13.3 Relationship of the Parties. Neither Party is an agent of the other Party and neither Party has any authority to bind the other Party, transact any business in the other Party's name or on its behalf, or make any promises or representations on behalf of the other Party unless agreed to in writing. Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

         Section 13.4 Governing Law and Submission to Exclusive Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction. Subject to Section 13.7, each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to its respective address set forth in Section 13.6 (or to such other address for notice that such Party has given the other Party written notice of in accordance with Section 13.6) shall be effective service of process for any litigation brought against it in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of exclusive venue of any litigation arising out of this Agreement in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         Section 13.5 Entire Agreement. This Agreement and the Schedules and Exhibits referred to in this Agreement, which Schedules and Exhibits as such Schedules and Exhibits, may be amended from time to time, are incorporated and made a part of this Agreement by reference, constitute the entire agreement between SkyTerra and Divco relating to the Distribution and obligations to be provided by the parties, and there are no further agreements or understandings, written or oral, between the Parties with respect thereto.

         Section 13.6 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (that is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:


                  if to SkyTerra:

                           SkyTerra Communications, Inc.
                           19 West 44th Street, Suite 507
                           New York, New York 10036
                           Facsimile: (212) 730-7523
                           Attention: Robert C. Lewis,
                                      Senior Vice President, Secretary and
                                      General Counsel

                  if to Divco:

                           SkyTerra Holdings, Inc.
                           19 West 44th Street, Suite 507
                           New York, New York 10036
                           Facsimile: (212) 730-7523
                           Attention: Robert C. Lewis,
                                      Senior Vice President, Secretary and
                                      General Counsel

                  copies of all notices (which shall not constitute notice) hereunder shall be delivered to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Facsimile: (212) 735-2000
                           Attention: Gregory A. Fernicola, Esq.

or at such other address as the parties may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile or on the next Business Day if dispatched by overnight courier or. Section 13.7 Negotiation and Mediation. (a) Negotiation. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, or the transactions contemplated hereby (a "Dispute"), upon the written notice of either Party hereto, the Parties shall attempt in good faith to negotiate a resolution of the Dispute. If the Parties are unable for any reason to resolve a Dispute within 30 days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 13.7(b) hereof.

                  (b) Mediation. Any Dispute not resolved pursuant to Section 13.7(a) hereof shall, at the request (the "Mediation Request") of either Party (the "Disputing Party"), be submitted to mediation in accordance with the then-prevailing Commercial Mediation Rules of the American Arbitration Association, as modified herein (the "Rules"). The mediation shall be held in New York, New York. The Parties shall have twenty (20) days from receipt by a party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within twenty (20) days of receipt by a Disputing Party (or Parties) of a Mediation Request, then any Party may request (on written notice to the other Party), that the American Arbitration Association appoint a mediator in accordance with the Rules. All mediation pursuant to this
Section 13.7(b) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. Neither Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Party in the mediation proceedings or about the existence, contents or results of the mediation award without the prior written consent of such other Party except in the course of a judicial or regulatory proceeding or as may be required by law, rule or regulation or requested by a governmental authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Party a reasonable opportunity to protect its interests. If the Dispute has not been resolved within sixty (60) days of the appointment of a Mediator, or within ninety (90) days of receipt by a Disputing Party of notice in accordance with
Section 13.6 (whichever occurs sooner) or within such longer period as the Parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 13.4 herein.

         Section 13.8 Conflicting Provisions. In the event any provision of any exhibit hereto conflicts with the provisions of this Agreement, the provisions of this Agreement shall be controlling; provided that the provisions of the Tax Sharing Agreement shall be controlling with respect to all matters relating to taxes.

         Section 13.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a Party. Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 13.10 Interpretation. (a) When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

                  (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

         Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all Parties and delivered to the other Party.

         Section 13.12 Further Cooperation. Each Party shall cooperate with the other, at any other Party's request, to execute any and all documents or instruments, or to obtain any consent, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

         Section 13.13 Amendment and Waiver. This Agreement may not be amended or modified except by a writing signed by an authorized signatory of each Party. No waiver by any Party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

         Section 13.14 Duly Authorized Signatories. Each Party represents and warrants that its signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary corporate or other appropriate action to execute this Agreement.

         Section 13.15 Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLE WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         Section 13.16 Specific Performance. In addition to any other remedies that any Party hereto may have at law or in equity, the Parties hereby acknowledge that the transactions contemplated by this Agreement are unique, and that the harm to a Party resulting from any breach by the other Party of its obligations under this Agreement cannot be adequately compensated by damages. Accordingly, the non-breaching Party shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the breaching Party, and the non-breaching Party shall have the right to obtain an order or decree of such specific performance in any of the courts set forth in Section 13.4.

         Section 13.17 Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         Section 13.18 No Third Party Beneficiaries. Other than (i) the indemnities under Article XI and (ii) with respect to a successor of SkyTerra in the event of a Change of Control, nothing in this Agreement shall convey any rights upon any person or entity, which is not a party or a permitted assignee of a party to this Agreement.

         Section 13.19 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

         Section 13.20 Certain Definitions. For purposes of this Agreement:

                  (a) "Actions" has the meaning set forth in Section 11.1(a).

                  (b) "Affiliate" or "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

                  (c) "Agreement" has the meaning set forth in the preamble to this Agreement.

                  (d) "Assets" means those items described on Schedule I hereto.

(e) "Assignment and Assumption Agreement" has the meaning set forth in Section 1.1(b).

                  (f) "Assumed Liabilities" has the meaning set forth in Section 2.2.

                  (g) "Business Day" or "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                  (h) "Change of Control" means any combination of shares, sale of assets, merger or consolidation with or into any non-affiliate of SkyTerra or any other transaction involving SkyTerra and the consolidation of a majority of the direct or indirect equity interests of MSV.

                  (i) "Change of Control Payables" shall mean any amount payable to any employee, agent, financial advisor, law firm, independent accounting firm, vendor or consultant by SkyTerra or any other member of the SkyTerra Group
(i) pursuant to a contractual obligation arising upon a Change of Control, pursuant to the terms of a written agreement between SkyTerra or any other member of the SkyTerra Group and one or more third parties, or (ii) for services rendered in connection with a contemplated or realized Change in Control.

                  (j) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

                  (k) "Common Stock" has the meaning set forth in the preamble.

                  (l) "Confidential Information" has the meaning set forth in
Section 9.1.

                  (m) Contribution Agreement" has the meaning set forth in
Section 1.1(b).

                  (n) "Conveyance Documents" has the meaning set forth in
Section 1.1(d).

                  (o) "Defaulting Party" has the meaning set forth in Section 12.1(b).

                  (p) "Dispute" has the meaning set forth in Section 13.7(a).

                  (q) "Disputing Party" has the meaning set forth in Section 13.7(b).

                  (r) "Distribution" means the separation of Divco and SkyTerra by means of a dividend distribution by SkyTerra of all of the shares of Common Stock to the holders of capital stock, certain warrants and certain options to purchase common stock of SkyTerra.

                  (s) "Distribution Date" means the date the Distribution is consummated.

                  (t) "Divco" has the meaning set forth in the preamble.

                  (u) "Divco Group" means Divco, together with the group of entities that will be subsidiaries of Divco immediately after the Effective Date, and any corporation or other entity which may become a member of such group from time to time.

                  (v) "Effective Date" means December 31, 2005.

                  (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (x) "Excluded Assets" means those items described on Schedule II hereto.

                  (y) "Excluded Cash" means $12,500,000, held in the account set forth on Schedule III hereto.

                  (z) "Excluded Liabilities" means those liabilities described on Schedule V hereto.

                  (aa) "Facilities Payables" has the meaning set forth in
Section 4.2.

                  (bb) "Facilities License" has the meaning set forth in Section 4.3(a).

                  (cc) "Furniture and Equipment" means the furniture, fixtures and other tangible personal property (including computers and software installed thereon, computer peripherals, network equipment, telephone equipment, facsimile machines and photocopy machines) that are located in the Shared Facilities on the Effective Date.

                  (dd) "Indemnitees" has the meaning set forth in Section 11.4.

                  (ee) "Indemnifying Party" has the meaning set forth in Section 11.4.

                  (ff) "Interest Rate" has the meaning set forth in Section 4.3(a).

                  (gg) "License Term" has the meaning set forth in Section
4.1(a).

                  (hh) "Losses" has the meaning set forth in Section 11.1(a).

                  (ii) "Mediation Request" has the meaning set forth in Section 13.7(b).

                  (jj) "MSV" means Mobile Satellite Ventures LP, a Delaware limited partnership.

                  (kk) "Non-Paying Party" has the meaning set forth in Section 4.3(c).

                  (ll) "Offering Document" means any Registration Statement and the Prospectus relating thereto, as applicable, as well as any other disclosure document or other information provided to prospective investors used in connection with the Distribution.

                  (mm) "Other Office Services" has the meaning set forth in
Section 4.1(c).

                  (nn) "Party" or "Parties" has the meaning set forth in the preamble.

                  (oo) "Privilege" means any privilege, including privileges arising under or related to the attorney-client or attorney work product privileges.

                  (pp) "Proceeding" has the meaning set forth in Section 6.3(a).

                  (qq) "Prospectus" means the prospectus or prospectuses, including any free writing prospectus, included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

                  (rr) "Providing Party" has the meaning set forth in Section
9.1.

                  (ss) "Receiving Party" has the meaning set forth in Section
9.1.

                  (tt) "Records" has the meaning set forth in Section 7.1.

                  (uu) "Registration Indemnitee" has the meaning set forth in
Section 11.2(a).

                  (vv) "Registration Statement" means any registration statement filed by Divco or any other member of the Divco Group under the Securities Act or the Exchange Act including, in each such case, the Prospectus relating thereto, and amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

                  (ww) "Rules" has the meaning set forth in Section 13.7(b).

                  (xx) "Schedule IV Assets" has the meaning set forth in Section 2.1(b).

                  (yy) "Securities Act" means the Securities Act of 1933, as amended.

                  (zz) "Shared Facilities" shall mean the current offices of SkyTerra Communications, Inc., located at 19 West 44th Street, Suite 507, New York, New York 10036 and 6340 Sugarloaf Parkway, Suite 200, Duluth, Georgia 30097.

                  (aaa) "SkyTerra" has the meaning set forth in the preamble.

                  (bbb) "SkyTerra Group" means SkyTerra, together with the subsidiaries of SkyTerra and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Divco Group.

                  (ccc) "Subsidiary" or "subsidiary" of shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which SkyTerra or Divco, as applicable, owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which SkyTerra or Divco, as applicable, otherwise directly or indirectly controls or directs the policies or operations and (c) which would be considered subsidiaries of SkyTerra or Divco, as applicable, within the meaning of Regulation S-K or Regulation S-X of the General Rules and Regulations under the Securities Act.

                  (ddd) "Tax Sharing Agreement" has the meaning set forth in
Section 1.1(a).

                  (eee) "Terrestar" means TerreStar Networks, Inc., a Delaware corporation.

                  (fff) "Third Party Action" has the meaning set forth in
Section 7.3.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf on the day and year first above written.



                                        HUGHES COMMUNICATIONS, INC.


                                        By: /s/ ROBERT C. LEWIS
                                            ------------------------------------
                                            Name:  Robert C. Lewis
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary


                                        SKYTERRA COMMUNICATIONS, INC.


                                        By: /s/ ROBERT C. LEWIS
                                            ------------------------------------
                                            Name:  Robert C. Lewis
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary